Exhibit 99.1

Conquest Petroleum Incorporated Enters into Liquidity Program

Houston, Texas, May 2012 --Conquest Petroleum Incorporated, an independent oil and gas producing company located in Houston, Texas has entered into a program with six 3rd party entities to exchange certain aged debt for stock. The new shares will be free trading and will be available immediately. Simultaneously, it was necessary for the Company to issue additional Rule 144 Restricted Stock to one of the Company’s secured creditors under an anti-dilution agreement.

Robert D. Johnson, Chairman and CEO of the Company stated, “Management and the Board of Directors have considered possible alternatives to add to the Company’s liquidity and bring in much needed capital. This alternative, although dilutive, will enable the Company to bring its securities filings current, perform much needed field restoration, and bridge to a larger funding. The goal remains to raise sufficient new capital to complete Phase 3 of the Company’s Business Plan that will see the large inventory of undeveloped assets monetized; and, at the same time settle other outstanding matters.”

Contact Information for the Company’s Investor Relations Representation can be found on the web site and below.

CAUTIONARY STATEMENT

Some of the items discussed in this presentation are forward-looking statements about Conquest Petroleum Incorporated ("Conquest" or the "Company") and its activities in Louisiana and Kentucky, known and unknown risks and uncertainties, which may cause Conquest's or its wholly owned subsidiaries' actual future results to vary widely. Words such as "anticipates", "hopes", "expects", "intends", "plans", "targets", "projects", "believes", "seeks", "estimates", and similar expressions are intended to identify such forward-looking statements. The statements are based upon Management's current expectations, estimates and projections, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company's control and are difficult to predict. Among the factors that could cause actual results to differ materially are changes in demand for, and prices of and demand for, crude oil and natural gas, the results of drilling and testing, local political events, civil unrest, weather, the ability to obtain equity or debt financing on acceptable terms, if at all, working capital constraints, and general economic conditions. You should not place undo reliance on these forward-looking statements, which speak only from the date of this document. Unless legally required, Conquest undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:	Killian Capital Corp
Ann Thomas
210-744-9565
ann_thomas@msn.com
13131 Champions Drive Suite 205
Houston, TX 77069